                              STOCKHOLDER'S AGREEMENT


         STOCKHOLDER'S AGREEMENT, dated as of [        ], between Gulfstream
Aerospace Corporation, a Delaware corporation (the "Corporation"), and the undersigned person (the "Stockholder"), who was granted the right and option (the "Option") to purchase shares of Series A-1 Common Stock, par value $.01 per share, of the Corporation (the "Series A-1 Common Stock") pursuant to the terms and conditions of the Corporation's Stock Option Plan (the "Plan") and a Stock Option Agreement, dated as of ____________, 199_, between the Corporation and the Stockholder (the "Option Agreement").

         WHEREAS, the Option Agreement requires the Stockholder to enter into this Stockholder's Agreement upon and as a condition to the exercise of the Option;

         WHEREAS, the Stockholder wishes to exercise the Option to purchase shares of Series A-1 Common Stock; and

         WHEREAS, the Stockholder and the Corporation wish to provide for certain arrangements with respect to the Stockholder's rights to hold and dispose of the shares of Series A-1 Common Stock acquired by the Stockholder upon the exercise of the Option.

         NOW, THEREFORE, the parties hereto agree as follows:

1. PURCHASE AND SALE OF SERIES A-1 COMMON STOCK. The Stockholder hereby elects to exercise the Option in respect of the shares of Series A-1 Common Stock set forth in Schedule I hereto. Promptly upon payment in full of the purchase price for the shares of Series A-1 Common Stock in respect of which the Option is being exercised and compliance by the Stockholder with the other provisions of Section 5.3 of the Option Agreement, the Corporation shall issue and deliver to the Stockholder a stock certificate representing the shares of Series A-1 Common Stock in respect of which the Option is being exercised and shall enter the name of the Stockholder as a stockholder of record of such shares on the books of the Corporation (the "Closing").

2.    RESTRICTIONS ON DISPOSITION OF SERIES A-1 COMMON STOCK.

      2.1. No Sale or Transfer. The Stockholder shall not sell, transfer, assign, exchange, pledge, encumber or otherwise dispose of any shares of Series A-1 Common Stock acquired hereunder or hereafter, or grant any option or right to purchase





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such shares or any legal or beneficial interest therein, except in accordance with the provisions of this Agreement.

      2.2.  EMPLOYMENT TERMINATION.

           (a) Except (i) as provided in this Section 2.2(a) or (ii) as may be agreed between the Corporation and the Stockholder, and subject to Section 2.6(a) hereof, if the Stockholder shall no longer be employed on a full-time basis by the Corporation or any of its subsidiaries, or ceases to serve as a director of the Corporation or any of its subsidiaries, for any reason whatsoever (including by reason of death, permanent disability or adjudicated incompetency) ("Terminated" or a "Termination"), irrespective of whether the Stockholder receives, in connection with the Termination, any severance or other payment from the Corporation or any of its subsidiaries under any employment agreement or otherwise (such Stockholder being referred to herein as a "Terminated Employee"), the Corporation shall be entitled to, at its option exercisable upon written notice to the Terminated Employee, purchase all of the shares of Series A-1 Common Stock then held by (x) the Terminated Employee or (y) the guardian, executor, administrator or other legal representative (each, a "Legal Representative") of the Terminated Employee. All references herein to "Stockholder" shall be deemed to include references to the Legal Representative thereof, if any, unless the context otherwise requires. Notwithstanding the foregoing, if the Terminated Employee's employment with the Corporation or any of its affiliates is terminated as a result of the death or disability of the Stockholder or the Normal Retirement (as hereinafter defined) of the Stockholder, the Terminated Employee, at his option, exercisable by written notice delivered to the Corporation not later than 30 days after the Date of Determination of the Book Value of the Corporation (as hereinafter defined) or (if applicable) 60 days after the appointment of the Legal Representative, whichever period ends later (the date such notice is given, or if no such notice is given, the last date on which such notice could have been given, being referred to herein as the "Election Date"), may elect not to sell to the Corporation, pursuant to this
Section 2.2, all or any portion of the aggregate number of shares of Series A-1 Common Stock then held by him. Any shares of Series A-1 Common Stock retained by the Terminated Employee pursuant to the provisions of this paragraph (a) shall continue to be subject to the terms of this Agreement, other than the first sentence of this Section 2.2(a) but including the provisions of Article 3 hereof. "Normal Retirement" means the voluntary retirement of the Stockholder on or after his 65th birthday.

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           (b)  Subject to Section 2.6(b) hereof, the purchase price per share of the shares of Series A-1 Common Stock purchased pursuant to Section 2.2(a) hereof (the "Purchase Price") shall be equal to the greater of (i) $6.15 per share, adjusted to reflect any Capital Transaction (as defined below) effected after the date hereof and prior to the Date of Determination of the Book Value of the Corporation (as defined below) and (ii) the amount which would be payable in respect of one share of Series A-1 Common Stock (the "Book Value Per Share") in the event of a dissolution, liquidation or winding-up of the affairs of the Corporation if the amount of assets available for distribution in the event of such dissolution, liquidation or winding-up with respect to all shares of capital stock of the Corporation ranking junior to or pari passu with the Series A-1 Common Stock outstanding as of the last day of the fiscal year of the Corporation immediately preceding the fiscal year in which the Termination occurred (the "Valuation Date") were equal to the Book Value of the Corporation. The term "Book Value of the Corporation" shall mean the difference between (x) the total assets of the Corporation and (y) the sum of (A) the total liabilities and stockholders' equity of the Corporation less total stockholders' equity of the Corporation and (B) the aggregate amount payable upon the dissolution, liquidation or winding-up to all classes of the Corporation's capital stock ranking senior in preference to the Series A-1 Common Stock, as of the Valuation Date, adjusted to reflect any stock split, stock dividend or reclassification of the Series A-1 Common Stock, recapitalization, spin-off, partial liquidation or similar capital adjustments ("Capital Transaction") between the Valuation Date and the Date of Determination of the Book Value of the Corporation, as if such event had occurred as of the Valuation Date.

         For purposes of calculating Book Value Per Share and Book Value of the Company, all options on shares of capital stock of the Company outstanding on the Date of Determination of the Book Value of the Company or exercised between the Valuation Date and the Date of Determination of the Book Value of the Company shall be deemed to have been exercised on the Valuation Date and the number of outstanding shares on the Valuation Date shall be increased by the number of shares subject to those options, and the assets of the Company shall be increased by the aggregate exercise price of those options, unless the effect thereof would be antidilutive, in which case this sentence shall not be applicable.

         As promptly as practicable, but in any event within 95 days (or such later date as the audited financial statements referred to below are available), following the date of Termination, the Corporation shall deliver to the Terminated

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Employee a certificate of the chief financial officer of the Corporation setting forth the Purchase Price and the calculation thereof and the Book Value of the Corporation and stating that the financial statements referred to in this paragraph are available to the Terminated Employee for review at the principal office of the Corporation (the "Purchase Price Certificate"), and shall make available to the Terminated Employee, for review at the principal office of the Corporation, a copy of the Corporation's consolidated financial statements as of the Valuation Date, which statements shall be accompanied by an opinion letter of the Corporation's then independent public accountants to the effect that the consolidated balance sheet contained therein presents fairly, in all material respects, the consolidated financial position of the Corporation and its subsidiaries as of the Valuation Date in accordance with generally accepted accounting principles.

         If the second paragraph of this Section 2.2(b) is applicable, the Corporation shall make available to the Terminated Employee, for review at the principal office of the Corporation, a schedule setting forth the adjustment to the Book Value of the Corporation and the Book Value Per Share by reason thereof (the "Option Schedule"), accompanied by a letter from the Corporation's then independent public accountants stating that, based upon their review of the Option Schedule, nothing came to their attention that caused them to believe that the Option Schedule does not fairly reflect the calculations required by such sentence. The calculations as set forth on the Option Schedule shall be final and binding on the Corporation and the Terminated Employee for purposes of this Agreement.

         In the event there has been a stock split, a stock dividend or a reverse stock split (each, a "Stock Dividend") after the Valuation Date and prior to the Date of Determination of the Book Value of the Corporation, the number of shares outstanding for purposes of determining the Book Value Per Share shall be the number of shares that would have been outstanding immediately after the Stock Dividend on the Valuation Date had the Stock Dividend occurred on the Valuation Date. In the event there has been a Capital Transaction other than a Stock Dividend after the Valuation Date and prior to the Date of Determination of the Book Value of the Corporation, the Corporation shall deliver to the Terminated Employee a schedule setting forth the adjustment to the Purchase Price (the "Schedule"), accompanied, in the case of an adjustment being made to the Book Value of the Corporation by reason of such Capital Transaction's having occurred between the Valuation Date and the Date of Determination of the Book Value of the

Corporation, by a letter report of the Corporation's then independent certified public accountants stating that based upon their review of the Schedule nothing came to their attention that caused them to believe that the Schedule does not fairly reflect the adjustment required by reason of such Capital Transaction. The adjustment as set forth on the Schedule shall be final and binding on the Corporation and the Terminated Employee for purposes of this Agreement. If the Capital Transaction (other than a Stock Dividend) resulted in a distribution to stockholders of cash or property, then the Board of Directors of the Corporation, in good faith, shall determine the fair market value of any property distributed and its determination shall be final and binding on the Corporation and the Terminated Employee for purposes of this Agreement.

         The Book Value of the Corporation as reflected in the consolidated balance sheet prepared and reported on as set forth above and, if applicable, as adjusted as set forth on the Option Schedule and/or the Schedule, and the Purchase Price as set forth on the Purchase Price Certificate shall be final and binding on the Corporation and the Terminated Employee for purposes of this Agreement.

         If, prior to the date of Termination, there shall have been any public offering of shares of Series A-1 Common Stock and the restrictions and rights contained in this Agreement shall not have terminated pursuant to
Section 2.6(a) hereof, then as promptly as practicable, but in any event within 30 days following the date of Termination, the Corporation shall deliver to the Terminated Employee, in lieu of delivering the Purchase Price Certificate and making the financial statements available, a certificate of the chief financial officer of the Corporation setting forth the Market Price per Share (as defined in Section 2.6(b) hereof) and stating that the Market Price per Share has been computed in accordance with Section 2.6(b) hereof (the "Market Price Certificate"), and the Market Price per Share set forth on the Market Price Certificate shall be final and binding on the Corporation and the Terminated Employee for purposes of this Agreement.

         For purposes hereof, the Date of Determination of the Book Value of the Corporation shall be the date on which the Purchase Price Certificate or, if applicable, the Market Price Certificate is delivered to the Terminated Employee. The Terminated Employee shall keep the Purchase Price Certificate, the financial statements and any other documentation provided in connection therewith confidential, shall not use any such material or any information contained therein for any purpose other than to verify the amounts due him in respect of any shares being sold by him to the Corporation and, if applicable, to assist him in making a determination as to whether to retain any shares, and shall not disclose any such material or any information contained therein to anyone other than his legal or financial advisors who have agreed in writing to the equivalent confidentiality, non-use and non-disclosure provisions contained in this sentence.

           (c) Subject to Section 2.2(d) hereof, the closing of any purchase of shares of Series A-1 Common Stock provided for in Section 2.2(a) hereof shall take place at the principal office of the Corporation on the later of
(i) 40 days after the Date of Determination of the Book Value of the Corporation or (ii) (if applicable) 70 days after the appointment of a Legal Representative. At the Closing, the Terminated Employee shall sell, convey, transfer, assign and deliver to the Corporation all right, title and interest in and to their shares of Series A-1 Common Stock, which shall constitute (and, at the Closing, the Terminated Employee shall certify the same to the Corporation in writing) good and unencumbered title to such shares, free and clear of all liens, security interests, encumbrances and adverse claims of any kind and nature, and shall deliver to the Corporation a certificate representing the shares duly endorsed for transfer, or accompanied by appropriate stock transfer powers duly endorsed, with signatures guaranteed by a commercial bank, trust company or registered broker dealer, and with all necessary transfer tax stamps affixed thereto at the expense of the Terminated Employee. The Corporation shall deliver to the Terminated Employee, in full payment of the purchase price for the shares of Series A-1 Common Stock purchased, a check payable to the order of the Terminated Employee in the amount of the aggregate purchase price for the shares purchased from the Terminated Employee.

           (d) The Stockholder understands and agrees that any purchase of shares of Series A-1 Common Stock by the Corporation pursuant to this Section
2.2 may require the consent of some or all of the lenders pursuant to credit agreements to which the Corporation and/or any of its affiliates are now or hereafter may become parties. If the closing of any purchase provided for in this Section 2.2 cannot be consummated by the date which would otherwise be the closing date pursuant to Section 2.2(c) hereof (the "Original Closing Date") because of the failure of the Corporation or any of its affiliates, for whatever reason, to receive any necessary consent from the lenders (and the Corporation covenants to request, or cause its affiliates to request, the lenders to give any such consent) or for any other reason not within the control of the Corporation or any of its affiliates, then the closing shall take place on the third business day after which the purchase may be consummated (the "Deferred Closing Date"). In the case of any delay in the closing of any purchase provided for in this Section 2.2, there shall be paid on the Deferred Closing Date, together with any purchase price payable for the shares of Series A-1 Common Stock owned by the Terminated Employee, interest on the amount of such purchase price from (and including) the Original Closing Date to (but not including) the Deferred Closing Date, at an annual rate equal to the rate of interest publicly announced by Chemical Bank from time to time as its reference rate.

      2.3. PARTICIPATION IN SALE OF SERIES A-1 COMMON STOCK. The Stockholder shall participate proportionately (and the FL & Co. Companies (as defined in Section 5.1 hereof) shall allow the Stockholder to participate proportionately) in any sale of all or a portion of the shares of Series A-1 Common Stock owned by any of the FL & Co. Companies to any person who is not an affiliate or a partner of any of the FL & Co. Companies or an affiliate of such partner (a "Third Party"), by selling to the Third Party the same percentage of the Stockholder's shares of Series A-1 Common Stock as the FL & Co. Companies propose to sell to the Third Party of the aggregate shares of Series A-1 Common Stock owned by all of the FL & Co. Companies. For purposes of determining the number of shares of Series A-1 Common Stock in respect of which the Stockholder may participate pursuant to this Section 2.3, the Stockholder shall be deemed to own (a) the shares of Series A-1 Common Stock subject to this Agreement, (b) if the Stockholder has not been Terminated, the shares of Series A-1 Common Stock issuable upon exercise of the unexercised portion of the Option and (c) if the Stockholder has been Terminated, the shares of Series A-1 Common Stock issuable upon the exercise of the Exercisable Portion of the Option (as defined in the Option Agreement), if any. The FL & Co. Companies proposing to sell shares of Series A-1 Common Stock shall notify the Stockholder in writing of their intention to effect a sale to a Third Party, the identity of the Third Party and the nature and per share amount of consideration to be paid to each seller by such Third Party, at least 10 days before the closing of any such proposed sale of Series A-1 Common Stock. Any sale of shares of Series A-1 Common Stock by the Stockholder pursuant to this Section 2.3 shall be for the same consideration per share, on the same terms and subject to the same conditions as the sale of shares of Series A-1 Common Stock owned by the FL & Co. Companies. The Stockholder shall pay a proportionate share of any of the expenses and shall be responsible for a proportionate share of any liabilities and obligations (including liabilities and obligations for indemnification, amounts paid into escrow and for post-closing purchase price adjustments) (collectively, "Expenses of Sale") incurred by the selling stockholders in connection with any sale pursuant to this Section 2.3 that are not paid by the Corporation.

      2.4.  PUBLIC OFFERING OF SERIES A-1 COMMON STOCK.

           (a) The Stockholder shall participate proportionately (and the FL & Co. Companies shall allow the Stockholder to participate proportionately) in any public offering of all or a portion of the shares of Series A-1 Common Stock owned by any of the FL & Co. Companies, by selling in the public offering the same percentage of the Stockholder's shares of Series A-1 Common Stock as the FL & Co. Companies propose to sell in the public offering of the aggregate shares of Series A-1 Common Stock owned by all of the FL & Co. Companies. For purposes of determining the number of shares of Series A-1 Common Stock in respect of which the Stockholder may participate pursuant to this Section 2.4, the Stockholder shall be deemed to own (a) the shares of Series A-1 Common Stock subject to this Agreement, (b) if the Stockholder has not been Terminated, the shares of Series A-1 Common Stock issuable upon exercise of the unexercised portion of the Option and (c) if the Stockholder has been Terminated, the shares of Series A-1 Common Stock issuable upon the exercise of the Exercisable Portion of the Option, if any. The Corporation shall cause the Stockholder's portion of the shares to be included in the offering. The Stockholder shall pay a proportionate share of all Expenses of Sale incurred by the selling stockholders in connection with such public offering that are not paid by the Corporation, including indemnifying the underwriters, on a proportionate basis, to the same extent as the FL & Co. Companies are required to indemnify such underwriters.

           (b) In connection with any proposed public offering of securities of the Corporation by any of the FL & Co. Companies or the Corporation, the Stockholder agrees (i) to supply any information reasonably requested by the Corporation in connection with the preparation of a registration statement and/or any other documents relating to such public offering, and (ii) to execute and deliver any agreements and instruments reasonably requested by the Corporation to effectuate such public offering, including, without limitation, an underwriting agreement, a custody agreement and a "holdback" agreement pursuant to which the Stockholder will agree not to sell or purchase any securities of the Corporation (whether or not such securities are otherwise governed by this Agreement) for the same period of time following the public offering as is agreed to by the FL & Co. Companies with respect to themselves. If the Corporation requests that the Stockholder take any of the actions referred to in clause (i) or (ii) of the previous sentence, the Stockholder shall take such action promptly but in any event within three days following the date of such request.

      2.5. SALE OF ALL OF THEIR CAPITAL STOCK BY THE FL & CO. COMPANIES. Notwithstanding any other provision of this Agreement, if the FL & Co. Companies shall propose to sell or exchange (in a business combination or otherwise) all of their shares of capital stock of the Corporation in a bona fide arm's-length transaction, the FL & Co. Companies, at their option, may require that the Stockholder sell all of its shares of Series A-1 Common Stock in the same transaction and, if stockholder approval of the transaction is required, that the Stockholder vote his shares in favor thereof. In calculating the aggregate consideration paid with respect to the Series A-1 Common Stock, the Board of Directors of the Corporation, in good faith, shall determine the fair market value of all property (other than cash) received in the sale or exchange and its determination shall be final and binding on the holders of capital stock of the Corporation. The Stockholder shall pay his proportionate share of all Expenses of Sale incurred by the selling stockholders in connection with such sale that are not paid by the Corporation.

      2.6.  TERMINATION OF RESTRICTIONS AND RIGHTS.

           (a) Notwithstanding any other provision of this Agreement, but subject to the restrictions of all applicable federal and state securities laws, including the restrictions in this Agreement relating thereto, after one or more public offerings which result in the shares of capital stock of the Corporation owned by the FL & Co. Companies immediately thereafter constituting, in the aggregate, less than 25% of the then outstanding voting power of the Corporation, any and all shares of Series A-1 Common Stock owned by the Stockholder may be sold, transferred, assigned, exchanged, pledged, encumbered or otherwise disposed of, and the Stockholder may grant any option or right to purchase, or may continue to hold, such shares or any legal or beneficial interest therein, free of the restrictions and rights contained in this Agreement, including the restriction requiring resale by the Stockholder to the Corporation of all or a portion of the shares of Series A-1 Common Stock owned by him.

           (b) If there shall have been a public offering of shares of Series A-1 Common Stock and immediately after such public offering the shares owned by the FL & Co. Companies continue to constitute, in the aggregate, 25% or more of the then outstanding voting power of the Corporation, then the provisions of this Agreement shall continue to apply, except that the Purchase Price pursuant to Section 2.2(b) or Section

3.3 hereof shall not be as set forth therein but shall instead be equal to
(x) if the Series A-1 Common Stock is listed on one or more stock exchanges, the average of the closing sales prices of a share of Series A-1 Common Stock on the primary national or regional stock exchange on which such shares are listed or (y) if the Series A-1 Common Stock is not listed but traded in the over-the-counter market, the average of the closing bid and asked prices of a share of Series A-1 Common Stock, in each case, for the 30 trading days (or such lesser number of trading days as any of the Series A-1 Common Stock shall have been traded) next preceding the date of Termination (the "Market Price per Share").

3.    PROHIBITED ACTIVITIES.

      3.1. PROHIBITION AGAINST CERTAIN ACTIVITIES. The Stockholder agrees that (a) he will not at any time during his employment (other than in the course of his employment) with the Corporation or any affiliate thereof, or after any Termination, directly or indirectly disclose or furnish to any other person or use for his own or any other person's account any confidential or proprietary knowledge or any other information which is not a matter of public knowledge obtained during the course of his employment with, or other performance of services for, the Corporation or any affiliate thereof or any predecessor of any of the foregoing, no matter from where or in what manner the Stockholder may have acquired such knowledge or information, and he shall retain all such knowledge and information in trust for the benefit of the Corporation, its affiliates and the successors and assigns of any of them, (b) if he is Terminated, he will not for three years following the Termination directly or indirectly solicit for employment, including, without limitation, recommending to any subsequent employer the solicitation for employment of, any person who at the time of the solicitation is employed by the Corporation or any affiliate thereof and (c) he will not at any time during his employment or after any Termination publish any statement or make any statement (under circumstances reasonably likely to become public or that he might reasonably expect to become public) critical of the Corporation or any affiliate of the Corporation, including Forstmann Little & Co., or in any way adversely affecting or otherwise maligning the business or reputation of any of the foregoing entities (any activity described in clause (a), (b) or (c) of this Section 3.1 being herein referred to as a "Prohibited Activity").

      3.2. RIGHT TO PURCHASE SHARES. The Stockholder understands that the Corporation has granted the Option to the Stockholder to reward the Stockholder for the Stockholder's future efforts and loyalty to the Corporation and its affiliates by giving the Stockholder the opportunity to participate in the potential future appreciation of the Corporation. Accordingly, (a) if the Stockholder engages in any Prohibited Activity, or (b) if, at any time during the Stockholder's employment with the Corporation or any affiliate or during the three years following the Stockholder's Termination, the Stockholder engages in any Competitive Activity (as defined below), or (c) if, at any time (whether during the Stockholder's employment or after any Termination), the Stockholder is convicted of a crime against the Corporation or any affiliate, then, in addition to any other rights and remedies available to the Corporation, the Corporation shall be entitled, at its option, exercisable by written notice (the "Repurchase Notice") to the holder, to purchase all of the shares of Series A-1 Common Stock then held by the Stockholder. The term "Competitive Activity" shall mean engaging in any of the following activities: (i) serving as a director of any person (other than the Corporation or any of its affiliates) that competes either directly or indirectly through one or more affiliates with any of the businesses conducted by the Corporation or any of its affiliates (a "Competitor"), (ii) directly or indirectly through one or more intermediaries (X) controlling any Competitor or (Y) owning any equity or debt interests in any Competitor (other than equity or debt interests which are publicly traded and do not exceed 2% of the particular class of interests outstanding) (it being understood that, if interests in any Competitor are owned by an investment vehicle or other entity in which the Stockholder owns an equity interest, a portion of the interests in such Competitor owned by such entity shall be attributed to the Stockholder, such portion determined by applying the percentage of the equity interest in such entity owned by the Stockholder to the interests in such Competitor owned by such entity), (iii) directly or indirectly soliciting, diverting, taking away, appropriating or otherwise interfering with any of the customers or suppliers of the Corporation or any subsidiary or any affiliate of the Corporation of which the Stockholder owns shares of capital stock or any other equity interest, or (iv) employment by (including serving as an officer or director of) or providing consulting services to any Competitor. For purposes of this Section 3.2, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any Competitor, whether through the ownership of equity interests, by contract or otherwise.

      3.3. PURCHASE PRICE. The purchase price per share of any shares of Series A-1 Common Stock purchased pursuant to this Article 3 shall be equal to the lesser of (x) $6.15 (adjusted to reflect any Capital Transaction effected after the date hereof and prior to the date of the Repurchase Notice) and (y) the Book Value Per Share, except that with respect to adjustments for Capital Transactions, the reference to the Date of Determination of the Book Value of the Corporation shall instead be a reference to the date of the Repurchase Notice (such purchase price per share, whether calculated pursuant to this Section 3.3 or Section 2.6(b) hereof, being referred to herein as the "Termination Price"). The closing of such purchase shall take place at the principal office of the Corporation 30 days following the date of the Repurchase Notice, and the provisions of Section 2.2(c) (except for the first sentence thereof) and Section 2.2(d) shall apply to such closing. Notwithstanding anything herein to the contrary, from and after the date of the Repurchase Notice, the Stockholder shall have no rights with respect to any shares of Series A-1 Common Stock which he is required to sell to the Corporation pursuant to this Section 3.3, except to receive the Termination Price therefor.

      3.4. LIMITATION OF PURCHASE PRICE. Notwithstanding anything to the contrary set forth in Section 2.3, 2.4 or 2.5 hereof, the Stockholder shall not be entitled to receive as consideration for the Stockholder's shares of Series A-1 Common Stock in connection with any sale by the Stockholder of such shares pursuant to the provisions of Section 2.3, 2.4 or 2.5, as the case may be, an amount per share greater than the Termination Price (the "Greater Consideration") if, at or prior to the time such consideration is otherwise payable (the "Greater Consideration Closing"), the Corporation would be or would have been entitled to exercise its right to purchase such shares of Common Stock pursuant to Section 3.2 hereof. The Corporation may request the Stockholder, if, at such time, the Stockholder has been Terminated, to provide the Corporation with evidence, reasonably satisfactory to the Corporation, of the identity of the employers of the Stockholder at any time during the period set forth in clause (b) of Section 3.2 hereof (or since the date hereof until the date of the request, if a shorter period), in which event, notwithstanding the provisions of Section 2.3, 2.4 or 2.5, as the case may be, the Stockholder shall not be entitled to receive the Greater Consideration unless and until the Stockholder first provides such evidence to the reasonable satisfaction of the Corporation. If the Stockholder fails to provide such evidence to the reasonable satisfaction of the Corporation prior to the date of the Greater Consideration Closing, or if the Corporation could have exercised its right to purchase by reason of Section 3.2 hereof, the Corporation on behalf of the Stockholder shall be entitled to receive the entire purchase price payable in respect of the Stockholder's shares of Series A-1 Common Stock and (i) shall remit to the Stockholder only an amount equal to

(x) the Termination Price multiplied by (y) the number of shares of Series A-1 Common Stock sold by the Stockholder, and (ii) shall remit the balance of such purchase price to the other stockholders of the Corporation participating in the transaction referred to in Section 2.3, 2.4 or 2.5 hereof, as the case may be, pro rata in accordance with their respective participation in such transaction.

4.    STOCK CERTIFICATE LEGEND AND INVESTMENT
      REPRESENTATIONS; OTHER REPRESENTATIONS.

      4.1. All certificates representing shares of Series A-1 Common Stock acquired hereunder or hereafter by the Stockholder (unless registered under the Securities Act of 1933, as amended (the "Act")) shall bear the following legend:

                      "The shares represented by this certificate
            have not been registered under the Securities Act of 1933, as amended, or any securities regulatory authority of any state, and may not be sold, transferred, assigned, exchanged, pledged, encumbered or otherwise disposed of except in accordance with the provisions of a Stockholder's Agreement with the Corporation, a copy of which is available for inspection at the offices of the Corporation."

      4.2. The Stockholder represents and warrants that: (a) the Stockholder understands that (i) the offer and sale of shares of Series A-1 Common Stock in accordance with this Agreement have not been and will not be registered under the Act, and it is the intention of the parties hereto that the offer and sale of the securities be exempt from registration under the Act and the rules promulgated thereunder by the Securities and Exchange Commission; and (ii) such shares cannot be sold, transferred, assigned, exchanged, pledged, encumbered or otherwise disposed of unless they are registered under the Act or an exemption from registration is available; (b) the Stockholder is acquiring the shares of Series A-1 Common Stock to be acquired hereunder for investment for the Stockholder's own account and not with a view to the distribution thereof; (c) the Stockholder will not, directly or indirectly, sell, transfer, assign, exchange, pledge, encumber or otherwise dispose of any shares of Series A-1 Common Stock acquired hereunder or hereafter except in accordance with this Agreement; (d) the Stockholder has, or the Stockholder together with the Stockholder's advisors, if any, have, such knowledge and experience in financial and business matters that the Stockholder is, or the Stockholder together with the

Stockholder's advisors, if any, are, and will be capable of evaluating the merits and risks relating to the Stockholder's purchase of shares of Series A-1 Common Stock under this Agreement; (e) the Stockholder has been given the opportunity to obtain information and documents relating to the Corporation and to ask questions of and receive answers from representatives of the Corporation concerning the Corporation and the Stockholder's investment in the Series A-1 Common Stock; (f) the Stockholder is able to bear the economic risk of a total loss of the Stockholder's investment in the Corporation; and (g) the Stockholder has adequate means of providing for the Stockholder's current needs and foreseeable personal contingencies and has no need for the Stockholder's investment in the Series A-1 Common Stock to be liquid.

5.    MISCELLANEOUS.

      5.1.  RULES OF CONSTRUCTION.

           (a) In this Agreement, unless the context otherwise requires, words in the singular number or in the plural number shall each include the singular number and the plural number, words of the masculine gender shall include the feminine and the neuter, and, when the sense so indicates, words of the neuter gender may refer to any gender.

           (b) The term "affiliate" shall mean any person directly or indirectly controlling, controlled by, or under common control with the person of which it is an affiliate.

           (c) The term "person" shall mean an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

           (d) There shall be included within the term "Corporation" any successor to Gulfstream Aerospace Corporation by merger, consolidation, acquisition of substantially all the assets thereof, or otherwise.

           (e) There shall be included within the term "Series A-1 Common Stock" any Series A-1 Common Stock now or hereafter authorized to be issued, and any and all securities of any kind whatsoever of the Corporation which may be issued after the date hereof in respect of, or in exchange for, shares of Series A-1 Common Stock pursuant to a merger, consolidation, stock split, stock dividend, recapitalization of the Corporation or otherwise.

           (f) The term "FL & Co. Companies" shall mean individually and collectively Gulfstream Partners, Gulfstream Partners II, L.P. and Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-IV, each a New York limited partnership.

      5.2. DISTRIBUTIONS. In the event of any dividend, distribution or exchange paid or made in respect of the Series A-1 Common Stock consisting of securities (the "Affiliate Securities") of any affiliate of the Corporation (the "Affiliate"), (i) the restrictions and rights with respect to transferability of the Series A-1 Common Stock that are contained in Article 2 shall be applicable to the Affiliate Securities without further action of the parties (with the references to Series A-1 Common Stock being deemed references to the Affiliate Securities and the references to the Corporation being deemed references to the Affiliate), and (ii) as a condition precedent to the receipt of the Affiliate Securities by the Stockholder, the Stockholder shall enter into a stockholder's agreement containing substantially equivalent terms with respect to the Affiliate Securities (but reflecting the economics of the dividend, distribution or exchange and the capitalization of the Affiliate) as are contained in Section 2.2 and Article 3 hereof. The Board of Directors of the Corporation, in good faith, shall determine such economics and its determination shall be final and binding on the holders of the Series A-1 Common Stock.

      5.3. FURTHER ASSURANCES. Each party hereto shall do and perform or cause to be done and performed all further acts and things and shall execute and deliver all other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

      5.4. GOVERNING LAW. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

      5.5. SPECIFIC PERFORMANCE. The parties hereto acknowledge that there will be no adequate remedy at law for a violation of any of the provisions of this Agreement and that, in addition to any other remedies which may be available, all of the provisions of this Agreement shall be specifically enforceable in accordance with their respective terms.

      5.6. INVALIDITY OF PROVISION. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction. If any provision of this Agreement is held unlawful or unenforceable in any respect, such provision shall be revised or applied in a manner that renders it lawful and enforceable to the fullest extent possible.

      5.7. NOTICE. All notices and other communications hereunder shall be in writing and, unless otherwise provided herein, shall be deemed to have been given when received by the party to whom such notice is to be given at its address set forth below, or such other address for the party as shall be specified by notice given pursuant hereto:

           (a)   If to the Corporation, to:

               Gulfstream Aerospace Corporation
               500 Gulfstream Road, Travis Field
               Savannah, Georgia  31408
               Attention:  Donald L. Mayer, Esq.

           With copies to:

               Forstmann Little & Co.
               767 Fifth Avenue, 44th Floor
               New York, New York  10153
               Attention:  Ms. Sandra Horbach

               Fried, Frank, Harris, Shriver
                   & Jacobson
               One New York Plaza
               New York, New York  10004
               Attention:  Robert C. Schwenkel, Esq.

           (b) If to the Stockholder or Legal Representative, to such person at the address as reflected in the stock records of the Corporation.

      5.8. BINDING EFFECT. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns. In addition, each of the FL & Co. Companies shall be third party beneficiaries of this Agreement and shall be entitled to enforce this Agreement.

      5.9. AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented only by written agreement of the party against whom enforcement of such amendment, modification or supplement is sought.

      5.10. HEADING; EXECUTION IN COUNTERPARTS. The headings and captions contained herein are for convenience only and shall not control or affect the meaning or construction of any provision hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same instrument.

      5.11. ENTIRE AGREEMENT. This Agreement, the Plan and, if any part of the Option continues to be outstanding, the Option Agreement constitute the entire agreement, and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof and thereof.

      5.12. WITHHOLDING. The Stockholder agrees to indemnify the Corporation against any federal, state and local withholding taxes for which the Corporation may be liable in connection with the Stockholder's acquisition, ownership or disposition of Series A-1 Common Stock.

      5.13. NO RIGHT TO CONTINUED EMPLOYMENT. This Agreement shall not confer upon the Stockholder any right with respect to continuance of employment by the Corporation or any affiliate thereof, nor shall it interfere in any way with the right of the Corporation or any affiliate thereof to terminate the Stockholder's employment at any time.

      5.14.  POSSESSION OF CERTIFICATES; POWER OF ATTORNEY.

             (a) In order to provide for the safekeeping of the certificates representing the shares of Series A-1 Common Stock being purchased by the Stockholder and to facilitate the enforcement of the terms and conditions of this Agreement, the Stockholder shall redeliver to the Corporation at the Closing and the Corporation shall retain physical possession of all certificates representing shares of Series A-1 Common Stock subject hereto.

             (b) The Stockholder hereby irrevocably appoints the FL & Co. Companies, and each of them (individually and collectively, the "Representative"), the Stockholder's true and lawful agent and attorney-in-fact, with full powers of substitution, to act in the Stockholder's name, place and stead, to do or refrain from doing all such acts and things, and to execute and deliver all such documents, in connection with this Agreement or the shares of Series A-1 Common Stock as the Representative shall deem necessary or appropriate in connection with a sale to the Corporation following a Termination or pursuant to Section 2.5 or 3.2 hereof, including, without in any way limiting the generality of the foregoing, in the case of a sale pursuant to Section 2.5 to receive on behalf of the Stockholder any payments made in respect of the sale of his shares of Series A-1 Common Stock, to hold back from any such payments any amount that the Representative deems necessary to reserve against the Stockholder's share of any Expenses of Sale, and to engage in any acts that the Representative is authorized by and on behalf of the holders of any capital stock of the Corporation to engage in in connection with any such sale; provided, that the Representative shall not have any right to make any election permitted the Stockholder under Section 2.2(a) hereof on behalf of the Stockholder. The Stockholder hereby ratifies and confirms all that the Representative shall do or cause to be done by virtue of its appointment as the Stockholder's agent and attorney-in-fact. In acting for the Stockholder pursuant to the appointment set forth in this Section 5.14(b), the Representative shall not be responsible to the Stockholder for any loss or damage the Stockholder may suffer by reason of the performance by the Representative of its duties under this Agreement, except for loss or damage arising from willful violation of law or gross negligence in the performance of its duties hereunder. The appointment of the Representative shall be deemed coupled with an interest and shall be irrevocable, and any person dealing with the Representative may conclusively and absolutely rely, without inquiry, upon any act of the Representative as the act of the Stockholder in all matters referred to in this Section 5.14(b).

             (c) The Stockholder hereby represents, warrants and covenants to the Corporation and each of the FL & Co. Companies that no person other than the Stockholder shall at any time have any right to title to any of the shares of Series A-1 Common Stock held by the Stockholder. Breaches of this
Section 5.14(c) shall be deemed to be a Prohibited Activity for the purposes of this Agreement.

      5.15. CONSENT TO JURISDICTION. The Stockholder hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York or the United States of America located in the State of New

York for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and the Stockholder agrees not to commence any action, suit or proceeding relating thereto except in such courts), and further agrees that service of any process, summons, notice of document by United States registered mail to the Stockholder in accordance with Section 5.7 hereof shall be effective service of process for any action, suit or proceeding brought against the Stockholder in any such court. The Stockholder hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby, in the courts of the State of New York or the United States of America located in the State of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

         IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties hereto, all as of the date first above written.

                     GULFSTREAM AEROSPACE CORPORATION

                     By: _________________________________________
                         Title:


                    ______________________________________________
                    Stockholder


The undersigned hereby agree to be bound by the provisions of Sections 2.3 and 2.4 of the foregoing Stockholder's Agreement.

                    GULFSTREAM PARTNERS

                    By FLC XXI Partnership, as General Partner


                     By: _________________________________________
                                             , General Partner


                    GULFSTREAM PARTNERS II, L.P.

                    By FLC XXIV Partnership, as General Partner


                    By: __________________________________________
                                             , General Partner


                   FORSTMANN LITTLE & CO. SUBORDINATED
                      DEBT AND EQUITY MANAGEMENT BUYOUT
                      PARTNERSHIP - IV

                   By FLC Partnership, as General Partner


                    By: __________________________________________
                                             , General Partner




   (IF THE STOCKHOLDER RESIDES IN A COMMUNITY PROPERTY STATE)

           The undersigned acknowledges that the undersigned has read the foregoing Agreement, including the schedule thereto, between Gulfstream Aerospace Corporation and the undersigned's spouse, the Stock Option Plan and the Stock Option Agreement, understands that such agreement, plan and option agreement provide for the undersigned's spouse to purchase shares of Series A-1 Common Stock, which shares are subject to certain restrictions reflected in such agreement, plan and option agreement, and agrees to be bound by the foregoing agreement, plan and option agreement.

                          ________________________________________
                                  Stockholder's Spouse

                               SCHEDULE I



           Number Of Shares In         Cumulative Number Of
           Respect Of Which Option     Shares Subject To The
           Is Being Exercised On       Stockholder's Agreement
Date           The Date Hereof           On The Date Hereof
- ----       -----------------------     -----------------------